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                                                                    Exhibit 23.6

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated July 16, 2004, with respect to the financial statements and schedules of Suez Lyonnaise Telecom and its subsidiaries (together "Noos") included in the Registration Statement (Form S-1 No. 333-116157) and related Prospectus of Liberty Media International, Inc for the registration of 28,245,000 shares of its Series A common stock and 1,690,000 shares of its Series B common stock.

Paris, France, July 19, 2004

Barbier Frinault & Autres

Ernst & Young


Bruno Bizet